Exhibit 10.4

Summary of Terms of Verbal Consulting Agreement with RPG LLC

Parties:	Fairground Media LLC and RPG LLC.
Scope:	RPG provided management and marketing support consulting services to Fairground Media.
Compensation:

$50,000 in the aggregate over the term of the agreement paid in three installments:
(a) $17,000 retainer;
(b) $17,000 upon completion of website’s visual design; and
(c) $16,000 upon achievement of marketing goals of 200 listings and 100 transactions on the website.

Term:	June 2007 until completion in January 2007.